U.S. Securities and Exchange Commission

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 16, 1999


                             Micro-Integration Corp.
        (Exact name of small business issuer as specified in its charter)


             Delaware                  0000-23710               06-1204847
(State or other jurisdiction of       (Commission            (I.R.S. employer
 incorporation or organization)       file number)         identification no.)


       One Science Park, Frostburg, Maryland                      21532
     (Address of principal executive offices)                   (Zip code)


        Registrant's telephone number, including area code (301) 689-0800





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Item 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANTS.

On July 16, 1999, executive management of the Company approved the engagement of Maillie, Falconiero & Company, LLP, as its independent auditors for the fiscal year ending March 31, 2000 to replace the firm of Ernst & Young LLP, effective as of July 16, 1999. On July 19, 1999, the Company's Board of Directors unanimously approved the change in auditors following management's decision.

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to audit scope or accounting principles. The report for the year ended March 31, 1999 was modified as to uncertainty concerning the Company's ability to continue as a going concern. In connection with the audits of the Company's financial statements for each of the two fiscal years ended March 31, 1999, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated July 19, 1999 is filed as Exhibit 1 to this Form 8-K.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Exhibits







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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      Micro-Integration Corp.


Date:  July 19, 1999                          By:     /s/   Terry D. Frost
                                                      --------------------------
                                                      Terry D. Frost
                                                      Chief Financial Officer




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